Exhibit 99.1
HEARTLAND PAYMENT SYSTEMS, INC. SIGNS DEFINITIVE AGREEMENT TO ACQUIRE
THE NETWORK SERVICES BUSINESS OF ALLIANCE DATA SYSTEMS CORPORATION
Acquisition of Major Petroleum Industry Payment Processor Expands and Diversifies
Heartland’s Market Reach and Capabilities
PRINCETON, NJ—May 5, 2008— Heartland Payment Systems (NYSE: HPY), a leading provider of credit/debit/prepaid card processing, payroll, check management and payment services, today announced it has signed a definitive agreement to acquire the Network Services business of Alliance Data Systems Corporation (NYSE: ADS).
According to the most recent Nilson report, Alliance Data’s Network Services is one of the industry’s 20 largest payment processors, handling over $17 billion of total annual bank card volume and 604 million transactions in 2007. In addition to Visa/MasterCard acquiring, Network Services handles a wide range of payment transactions for its predominantly petroleum customer base, including providing approximately 2.6 billion transaction authorizations each year. Heartland, one of the nation’s 10 largest processors, handled $51.9 billion of total annual card volume last year.
“We are pleased to announce the acquisition of Alliance Data’s Network Services, a leader in the payment processing industry’s second largest vertical market,” said Bob Carr, chairman and chief executive officer of Heartland. “The petroleum industry’s substantial volumes, steady growth and stability in varying economic cycles are attractive characteristics of the Network Services portfolio. This purchase catapults us into a leadership position in the industry segment in which Heartland first got its start. We will be integrating the Network Services technology into the Heartland platform to achieve economies of scale and leveraging our proprietary technology to offer Network Services clients, Heartland customers and others best-in-class payments solutions.”
Heartland is paying $77.5 million in cash for Network Services. The acquisition will be financed through a combination of cash on hand and the company’s borrowing facilities. Heartland believes the acquisition will be non-dilutive to earnings in 2008 and accretive thereafter. The

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acquisition is expected to close within the next 30 days, subject to customary regulatory approvals.
SunTrust Robinson Humphrey served as financial advisor, and Womble Carlyle Sandridge & Rice served as legal advisor for Heartland in connection with this transaction.
Conference Call Scheduled
Heartland executives will discuss the acquisition of Network Services today on a conference call at 11:00 am EST. The call may be accessed by calling 800.559.6679 at 10:55 AM EST. Please provide the operator with PIN number 46599011. Heartland invites all interested parties to follow along with the slide presentation which will be available for download on the company’s website at 10:45 AM EST. To access the presentation, please visit the Investor Relations portion of the company’s website at: www.heartlandpaymentsystems.com.
About Heartland Payment Systems
Heartland Payment Systems, Inc., a NYSE company trading under the symbol HPY, delivers credit/debit/prepaid card processing, payroll, check management and payment solutions to more than 165,000 small and mid-sized businesses nationwide.
Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices. For more information, visit www.heartlandpaymentsystems.com and www.MerchantBillOfRights.com.
About Alliance Data’s Network Services
Alliance Data’s Network Services business is a leading provider of payment processing solutions, serving a variety of industries such as petroleum, convenience store, parking and retail. Services include payment processing, prepaid services, POS terminal, helpdesk services and merchant bankcard services.
Forward-looking Statements
This press release may contain statements of a forward-looking nature which represent our management’s beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors. Information concerning these factors is contained in the Company’s Securities and Exchange Commission filings, including but not limited to, the Company’s registration statement on Form 10- K, or Form 10-Q as applicable. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

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Investor Contact
Joe Hassett
Gregory FCA Communications
610-642-8253 ext. 120
JoeH@GregoryFCA.com
Media Contact
Kristen Forbriger
Gregory FCA Communications
610-228-2104
Kristen@GregoryFCA.com
Or
Nancy Gross
Heartland Payment Systems
251.519.7367
nancy.gross@e-hps.com